As filed with the Securities and Exchange Commission on May 15, 2012

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

F.N.B. CORPORATION
(Exact name of registrant as specified in its charter)

Florida	25-1255406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One F.N.B. Boulevard

Hermitage, Pennsylvania 16148

(724) 981-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vincent J. Delie, Jr.

President and Chief Executive Officer

F.N.B. Corporation

One F.N.B. Boulevard

Hermitage, Pennsylvania 16148

(724) 981-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary R. Walker, Esq.

Reed Smith LLP

Reed Smith Centre

225 Fifth Avenue

Pittsburgh, PA, 15222

Telephone: (412) 288-3131

Fax: (412) 288-3063

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE(1)

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, $0.01 par value	—	—	—	—
Preferred stock, $0.01 par value	—	—	—	—
Debt securities	—	—	—	—
Depositary shares	—	—	—	—
Warrants	—	—	—	—
Stock purchase contracts	—	—	—	—
Stock purchase units	—	—	—	—
Units	—	—	—	—

(1)	The securities of each class may be offered and sold by the registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the registrant or from one or more underwriters, dealers or agents.
(2)	Omitted pursuant to Form S-3 General Instruction II.E. An unspecified aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

Units

From time to time, we may offer and sell, in one or more offerings, any combination of the securities listed above. The debt securities, warrants, stock purchase contracts, stock purchase units and preferred stock may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities or debt or equity securities of one or more other entities. The preferred stock may be represented by depositary shares. The units may consist of any combination of our securities or debt or equity securities of other entities. We may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. In addition, selling security holders whom we name in a prospectus supplement may offer and sell our securities from time to time in such amounts and with such discounts and commissions as are set forth in that prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling security holders.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which we or any selling security holders may offer them. We will describe in an applicable prospectus supplement the specific terms of any securities we will offer, and the specific manner in which we will offer them. A prospectus supplement may modify or supersede information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by one or more prospectus supplements describing the method and terms of the applicable offering. References herein to “prospectus supplement” include any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

We may sell the securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continuous or delayed basis. We will state the names of any underwriters in the applicable prospectus supplement. We may also sell securities directly to investors. If appropriate, we will include or incorporate by reference in a prospectus supplement a discussion of certain risks that you should consider in connection with an investment in the offered securities.

Our common stock trades on the New York Stock Exchange, or NYSE, under the trading symbol “FNB.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

These securities involve investment risks, including possible loss of principal. Please read carefully the section entitled “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 15, 2012.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference as described under “Where You Can Find More Information” and “Documents Incorporated by Reference.” We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. You should not assume that the information in this prospectus or any prospectus supplement is truthful or complete at any date other than the date appearing on the cover page of those documents.

i

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our periodic reports referred to in “Documents Incorporated by Reference” below and, if included in a prospectus supplement, under the caption “Risk Factors” in the applicable prospectus supplement.

ABOUT THIS PROSPECTUS

All references in this prospectus to “FNB,” “Company,” “we,” “our” and “us” refer to F.N.B. Corporation and its consolidated subsidiaries unless the context otherwise requires.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. Under this shelf registration process, we and certain holders of our securities may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or holders of our securities may offer. Each time we or holders of our securities sell securities under this shelf registration statement, we will provide a prospectus supplement that contains specific information about the securities offered and the terms of the offering. The prospectus supplement may also modify or supersede the information contained in this prospectus. You should read this prospectus together with the documents incorporated by reference and the applicable prospectus supplement with the additional information referred to below under “Where You Can Find More Information” and “Documents Incorporated by Reference.”

This prospectus does not contain all of the information in our registration statement. Whenever a reference is made in this prospectus to a Company contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site at http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains an Internet web site that contains proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also find information about us by visiting our web site at

http://www.fnbcorporation.com. Information contained in our web site does not constitute part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the information in the documents we file with the SEC. Therefore, we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in or incorporated by reference into this prospectus.

We incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act,

on or after the date of the initial filing of the registration statement that contains this prospectus and before the termination of the offering of securities under this prospectus, other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules. The SEC file number for these documents is 001-31940.

•	Our annual report on Form 10-K, filed on February 28, 2012, for the year ended December 31, 2011;

•	The portions of our definitive proxy statement on Schedule 14A filed on April 4, 2012 that are incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2011;

•	Our quarterly report on Form 10-Q, filed on May 9, 2012, for the quarter ended March 31, 2012;

•	Our current reports on Form 8-K, filed on January 4, 2012 (two filings), January 13, 2012, January 23, 2012, February 6, 2012, February 22, 2012, March 27, 2012 and April 23, 2012; and

•

The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating this description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Shareholder Relations, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148; telephone: (800) 555-5455, ext. 4944.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may contain, and from time to time our management may make, statements, estimates or projections that constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, or PSLRA. Those statements are not historical facts, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside our control. It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in such statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and the negative of these terms and other comparable terminology. We caution you not to place undue reliance on forward-looking statements, which speak only as of the dates they are made.

Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions and may include projections relating to our future financial performance, including our growth strategies and anticipated trends in our business. There are a number of factors that could cause our future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) various monetary and fiscal policies and regulations of the U.S. Government that may adversely affect the businesses in which we are engaged; (6) technological issues which may adversely affect our financial operations or customers; (7) changes in the securities markets; (8) housing prices; (9) the job market; (10) consumer confidence and spending habits; or (11) estimates of fair value of certain of our assets and liabilities. For a detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements, you should refer to our most recent annual report on Form 10-K, including the sections entitled “Risk Factors” in Part I,

Item 1A of that report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, as well as our subsequent quarterly and current reports filed with the SEC. These risks and uncertainties are not exhaustive however. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or the relevant report to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

OUR COMPANY

We were formed in 1974 as a bank holding company. During 2000, we elected to become and remain a financial holding company under the Gramm-Leach-Bliley Act of 1999. We have four reportable business segments: community banking, wealth management, insurance and consumer finance. As of March 31, 2012, through our community banking affiliate, First National Bank of Pennsylvania, we had 267 community banking offices in Pennsylvania and Ohio and 63 consumer finance offices in those states as well as Tennessee and Kentucky. Our community banking affiliate also had two commercial loan production offices in Florida as of that date, with the focus of managing the Florida loan portfolio originated in prior years.

Through our subsidiaries, we provide a full range of financial services, principally to consumers and small- to medium-sized businesses in our market areas. Our business strategy focuses primarily on providing quality, community-based financial services adapted to the needs of each of the markets we serve. We seek to maintain our community orientation by providing local management with certain autonomy in decision-making, enabling them to respond to customer requests more quickly and to concentrate on transactions within their market areas. However, while we seek to preserve some decision-making at a local level, we have established centralized legal, loan review and underwriting, accounting, investment, audit, loan operations and data processing functions. The centralization of these processes has enabled us to maintain consistent quality of these functions and to achieve certain economies of scale. As of March 31, 2012, we had total assets of $11.7 billion, net loans of $7.7 billion and deposits of $9.1 billion.

Our executive officers are located at One F.N.B. Boulevard, Hermitage, Pennsylvania 16148, our telephone number is (724) 981-6000, and our website address is http://www.fnbcorporation.com. Information contained on our web site is not incorporated by reference into and does not form any part of this prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we will use the net proceeds from the sale of any securities we sell for general corporate purposes, including working capital, acquisitions, capital expenditures and the repayment of indebtedness. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO

FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the periods indicated:

	For the three months ended March 31,		For the years ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges:
Excluding interest on deposits	6.72x	4.79x	6.09x	4.90x	2.34x	1.89x	2.91x
Including interest on deposits	2.72x	2.11x	2.55x	2.13x	1.41x	1.27x	1.56x

Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	6.72x	4.79x	6.09x	4.90x	2.11x	1.89x	2.91x
Including interest on deposits	2.72x	2.11x	2.55x	2.13x	1.36x	1.27x	1.56x

Note:	We calculate our ratio of earnings to fixed charges by adding income before income taxes plus fixed charges and dividing that sum by our fixed charges. Our fixed charges consist of interest expense and the portion of our rental expense deemed to represent interest. We calculate our ratio of earnings to fixed charges and preferred stock dividends by adding income before income taxes plus fixed charges minus preferred stock dividends and dividing that sum by our fixed charges. Our fixed charges for this ratio consist of interest expense, the portion of our rental expense deemed to represent interest and preferred stock dividends.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities, depositary shares, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of the terms and conditions of each security. When we offer one or more of these securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. This prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The following description of shares of our common stock, par value $0.01 per share, is a summary only and is subject to applicable provisions of the FBCA and our articles of incorporation and by-laws. You should refer to, and read this summary together with, our articles of incorporation and by-laws to review all of the terms of our common stock.

General

We are authorized to issue up to 500,000,000 shares of common stock, of which 139,554,146 shares were outstanding as of April 30, 2012. Our common stock is traded on the NYSE under the symbol “FNB.” The transfer agent and registrar for our common stock is Registrar & Transfer Company.

As of April 30, 2012, we had 12,092,906 shares of common stock reserved for issuance under our employee stock plans (including the F.N.B. Corporation Progress Savings 401(k) Plan), dividend reinvestment and stock purchase plan and convertible notes. In addition, we have reserved 1,470,682 shares of common stock for issuance in connection with the exercise of the warrants we issued to the U.S. Department of the Treasury, or Treasury, as described below. After taking into account these issued and reserved shares, we have 346,882,266 shares of authorized but unissued common stock available for issuance.

Voting and Other Rights

The holders of our common stock are entitled to one vote per share, and in general a majority of the votes cast with respect to a matter is sufficient to authorize action upon such matter. Directors are elected by a plurality of votes cast, and each shareholder entitled to vote in an election of directors is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections of directors, shareholders do not have the right to cumulate their votes.

In the event of a liquidation, holders of our common stock are entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of the holders of any of our preferred stock then outstanding.

Our common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

Distributions

The holders of our common stock are entitled to receive such dividends or distributions as our board of directors may declare out of funds legally available for such payments, subject to any prior rights of any of our then outstanding preferred stock. The payment of distributions by us is subject to the restrictions of Florida law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock. We may pay stock dividends, if any are declared, from authorized but unissued shares.

As a holding company, we rely primarily on dividends from our subsidiaries as a source of funds to meet our corporate obligations. Our ability to pay dividends to shareholders is largely dependent on dividends from our subsidiaries, principally our banking subsidiary. Our right to participate in any distribution of earnings or assets of our subsidiaries is subject to the prior claims of creditors of such subsidiaries. Under federal law, the amount of dividends that a national bank such as our banking subsidiary may pay to us in a calendar year is dependent on the amount of net income for the current year combined with its retained net income for the two preceding years. Also, bank regulators have the authority to prohibit our banking subsidiary from paying dividends if the bank regulators determine that it is in an unsafe or unsound condition or that the payment would be an unsafe and unsound banking practice.

Preferred Stock

Our board of directors is authorized to issue up to 20,000,000 shares of our preferred stock, par value $0.01 per share, without shareholder approval unless otherwise required. Our board of directors is authorized to determine the rights, qualifications, limitations and restrictions of each series of our preferred stock at the time of issuance, including, without limitation, rights as to dividends, voting, liquidation preferences and convertibility into shares of our common stock. Shares of our preferred stock may have dividend, redemption, voting and liquidation rights that take priority over our common stock, and may be convertible into our common stock.

We previously established the following series of our preferred stock: 60,000 shares designated as “Series A-Cumulative Convertible Preferred Stock”; 460,000 shares designated as “7-1/2% Cumulative Convertible Preferred Stock”; 100,000 shares designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series C” pursuant to the U.S. Department of Treasury Troubled Asset Relief Capital Purchase Program; and 32,000 shares designated as “Fixed Rate Cumulative Convertible Preferred Stock, Series D” in connection with our acquisition, consummated on January 1, 2012, of Parkvale Financial Corporation. We have redeemed all of the shares of preferred stock that we previously issued. Consequently, no shares of our preferred stock are currently outstanding.

If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of shareholders.

The following summary contains a description of the general terms and provisions of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our articles of incorporation and the articles of amendment to our articles of incorporation which will be filed with the SEC in connection with the offering of a particular series of preferred stock.

Terms

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for the specific terms of the preferred stock, including:

•	The number of shares constituting the series and the distinctive serial designation of such series;

•

The dividend rate for such series, the date or dates from which dividends shall commence to accrue, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights or preference, if any, of payment of dividends thereon;

•

Whether or not the shares of the series are redeemable and, if redeemable, the redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

•	The sinking fund provisions, if any, for the redemption or purchase of shares of such series;

•	The preferential amount or amounts payable upon shares of such series in the event of any liquidation, dissolution or winding up of our affairs;

•	The voting rights of shares of such series;

•	The terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of our shares into which such shares may be converted; and

•	Such other terms, limitations and relative rights and preferences, if any, of shares of such series as our board of directors may, at the time of such resolutions, lawfully fix and determine.

Ranking

Unless we provide otherwise in the applicable prospectus supplement, the preferred stock offered through the prospectus supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered preferred stock;

•	on a parity with all of our equity securities ranking on a parity with the offered preferred stock; and

•	junior to all of our equity securities ranking senior to the offered preferred stock.

As used herein, the term “equity securities” does not include convertible debt securities.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, holders of our preferred stock will be entitled to receive distributions, when and as authorized by our board of directors, out of legally available funds, and to share pro rata in such distributions based on the number of preferred shares, common stock and other parity equity securities outstanding.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock, the holders of each series of our preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, set forth in the applicable prospectus supplement, plus an amount, if applicable, equal to all distributions accrued and unpaid thereon, which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our stock of other classes or series of equity security ranking on a parity with the preferred stock, then the holders of our preferred stock and all other such classes or series of equity security will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of our preferred stock, our remaining assets will be distributed among the holders of any other classes or series of our equity securities ranking junior to our preferred stock according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable prospectus supplement. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that preferred stock.

Exchangeability

The holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Redemption

If so provided in the applicable prospectus supplement, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

Preemptive Rights

Unless provided in the applicable prospectus supplement, the shares of our preferred stock to be issued will have no preemptive rights.

DESCRIPTION OF CERTAIN PROVISIONS OF OUR ARTICLES OF

INCORPORATION AND BY-LAWS

Our articles of incorporation and by-laws contain certain anti-takeover provisions that may delay or prevent or may make more difficult or expensive a tender offer, change in control or takeover attempt that is opposed by our board of directors. In particular, our articles of incorporation and by-laws:

•	Require the vote of the holders of at least 75% of our common stock to remove directors without cause;

•	Require shareholders to give us advance notice to nominate candidates for election to our board of directors or to make shareholder proposals at a shareholders’ meeting;

•	Permit our board of directors to issue, without shareholder approval unless otherwise required by law, preferred stock with such terms as our board of directors may determine; and

•	Require the vote of the holders of at least 75% of our common stock for shareholder amendments to our by-laws.

Under Florida law, the approval of a business combination with a shareholder owning 10% or more of the voting shares of a corporation requires the vote of holders of at least two-thirds of the voting shares not owned by such shareholder, unless the transaction is approved by a majority of the corporation’s disinterested directors. In addition, Florida law generally provides that shares of a corporation acquired in excess of certain specified thresholds will not possess any voting rights unless the voting rights are approved by a majority of the corporation’s disinterested shareholders.

These provisions of our articles of incorporation and by-laws and of Florida law could discourage potential acquisition proposals and could delay or prevent a change in control, even though a majority of our shareholders may consider such proposals desirable. Such provisions could also make it more difficult for third parties to remove and replace the members of our board of directors. Moreover, these provisions could diminish the opportunities for shareholders to participate in certain tender offers, including tender offers at prices above the then-current market price of our common stock, and may also inhibit increases in the trading price of our common stock that could result from takeover attempts.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute it.

This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture. This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable prospectus supplement.

Terms

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

•	The title and form of the debt securities;

•	Any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	The person to whom any interest on a debt security of the series will be paid;

•	The date or dates on which we must repay the principal and any premium;

•	The rate or rates at which the debt securities will bear interest;

•	The date or dates from which interest will accrue, and the dates on which we must pay interest;

•	The place or places where we must pay the principal and any premium or interest on the debt securities;

•	The terms and conditions on which we may redeem any debt security, if at all;

•	Any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	The denominations in which we may issue the debt securities;

•	The manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	The currency in which we will pay the principal of or any premium or interest on the debt securities;

•	The principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•

The amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	If applicable, that the debt securities are defeasible and the terms of such defeasance;

•

If applicable, the terms of any right to convert the debt securities into, or exchange the debt securities for, shares of our debt securities, preferred stock, common stock or other securities or property;

•	Whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	The subordination provisions that will apply to any subordinated debt securities;

•

Any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	Any addition to or change in the covenants in the indentures; and

•	Any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe the U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock, common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange, and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	The depositary is unwilling or unable to continue as depositary; or

•	The depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

We will name in a prospectus supplement any other paying agents we designate for the debt securities of a particular series. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger, and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	The successor assumes our obligations under the debt securities and the indentures; and

•	We meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	Failure to pay the principal of or any premium on any debt security when due;

•	Failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	Failure to deposit any sinking fund payment when due;

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Failure to perform any covenant or agreement in the indenture that continues for a specified number of days after the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series provides written notice;

•	Events of bankruptcy, insolvency or reorganization; and

•	Any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If the holders provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

•	No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	The holder has previously given the trustee written notice of a continuing event of default;

•

The holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	The trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

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The trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holder with respect to specific matters, including:

•	To fix any ambiguity, defect or inconsistency in the indenture; and

•	To change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	Extending the fixed maturity of the series of debt securities;

•	Reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	Reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligations to:

•	Maintain a registrar and paying agents and hold monies for payment in trust;

•	Register the transfer or exchange of the debt securities; and

•	Replace mutilated, destroyed, lost or stolen debt securities.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the debt securities may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money or obligations backed by the full faith and credit of the U.S. that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent registered public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	No event of default shall have occurred or be continuing;

•

In the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•

In the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	We satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company we select that meets certain requirements, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a deposit agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such deposit agreement and depositary receipts. We will file with the SEC the forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares each time we offer depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the bank depositary may terminate the depositary agreement only if:

•	All outstanding depositary shares have been redeemed, or

•

There has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding up, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties under the depositary agreement, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred or common stock or other securities from time to time. Warrants may be issued independently or together with debt securities or preferred or common stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants.

The following summary of certain general terms of warrants and warrant agreements and any summary description of the warrants and warrant agreements in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable warrants and warrant agreements. The forms of the warrants and the warrant agreements relating to any particular issue of warrants will be filed with the SEC each time we offer warrants, and you should read those documents for provisions that may be important to you.

Reference is made to the prospectus supplement relating to the particular issue of warrants that we may offer pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•

The designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

The number of shares of preferred or common stock purchasable upon the exercise of warrants to purchase preferred or common stock and the price at which such number of shares of stock may be purchased upon such exercise;

•

The designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	The date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	The U.S. federal income tax consequences applicable to such warrants;

•	The amount of warrants outstanding as of the most recent practicable date; and

•	Any other terms of such warrants.

The exercise price for the warrants may be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred or common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred or common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred or common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE

UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

This summary of certain general terms of stock purchase contracts and stock purchase units and any summary description of stock purchase contracts or stock purchase units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable stock purchase contract or stock purchase unit. We will file with the SEC the forms of the stock purchase contracts or stock purchase units, and, if applicable, collateral or depositary arrangements relating to any particular issue of stock purchase contracts or stock purchase units each time we offer these securities, and you should read those documents for provisions that may be important to you. In addition, U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts may also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	Any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	The terms of the unit agreement governing the units;

•	The U.S. federal income tax considerations relevant to the units; and

•	Whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file with the SEC the forms of the unit agreements and other documents relating to a particular issue of units each time we offer units, and you should read those documents for provisions that may be important to you.

SELLING SECURITY HOLDERS

The securities covered by this prospectus include securities that may be offered or sold by holders other than us. In such a case, we will provide you with a prospectus supplement naming the selling security holders, the amount of securities of the class owned by such holders before and after the offering, the amount of securities to be registered and sold and any other material terms of the securities being sold by each selling security holder. A selling security holder may resell all, a portion or none of such holder’s securities at any time and from time to time in an offering covered by this prospectus and the accompanying prospectus supplement. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act of 1933, or the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we and certain holders of our securities may sell the offered securities in any one or more of the following ways from time to time:

•	Through agents;

•	To or through underwriters;

•	Through dealers;

•	Directly by us or any selling security holder to purchasers; or

•	Through remarketing firms.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	On or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which those securities may be listed, quoted or traded at the time of sale; or

•	To or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	The name or names of any selling security holder, underwriter, dealer or agent;

•	The purchase price of the offered securities and the proceeds, if any, to us from such sale;

•	Any underwriting discount and commission or agency fee and other items constituting underwriters’ or agents’ compensation;

•	Any initial public offering price and any discount or concession allowed or reallowed or paid to dealers; and

•	Any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Offers to purchase the offered securities may be solicited by agents designated by us from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and disclose any commissions payable by us to such agent. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable “best efforts” basis for the period of its appointment.

If we or the selling security holders use underwriters in the sale of the offered securities, the underwriters will acquire the offered securities for their own account and resell the securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices that the underwriters determine at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters are subject to certain conditions precedent and will be obligated to purchase all the offered securities of a series if they purchase any of the offered securities.

If a dealer is used in the sale of the offered securities, we or the selling security holders will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the applicable prospectus supplement. The dealer may be deemed to be an underwriter under the Securities Act.

We or the selling shareholders may directly solicit offers to purchase the offered securities, and we or the selling shareholders may sell the offered securities directly to institutional investors or others. We will describe the terms of any such sales in the applicable prospectus supplement.

We or the selling security holders may authorize underwriters, dealers and agents to solicit offers to purchase the offered securities under contracts providing for payment and delivery on future dates from third parties. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

We or the selling security holders may also offer or sell the offered securities through a remarketing firm in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the offered securities pursuant to the terms of the offered securities. We will identify any remarketing firm and describe the terms of its agreements with us or the selling security holders and its compensation in the applicable prospectus supplement.

In connection with the sale of the offered securities, agents, underwriters, dealers or remarketing firms may receive compensation from us or from purchasers of the offered securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Selling security holders, agents, underwriters, dealers and remarketing firms that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. In addition, because the selling security holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling security holders may be subject to the prospectus delivery requirements of the Securities Act.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Underwriters, dealers, agents and remarketing firms or their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or the selling security holders in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, Reed Smith LLP, Pittsburgh, Pennsylvania, will pass upon the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of the Corporation and subsidiaries appearing in the Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2011 and the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon such reports (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with this registration statement, other than underwriting discounts and commissions, are as follows:

SEC registration fee	(1)
Trustee fees	(2)
Printing expenses	(2)
Legal and accounting expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)

TOTAL	$(2)

(1)	Deferred pursuant to Rule 456(b) and to be calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)	These fees will depend on the type of securities offered and the number of offerings and, therefore, we cannot estimate such fees at this time. We will provide additional information regarding estimated fees and expenses at the time we include information as to any securities in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification of Directors and Officers.

The Florida Business Corporation Act, as amended (the “FBCA”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding, other than an action by, or in the right of, the corporation, by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the FBCA provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made with respect to any claim as to which such person is adjudged liable, unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officer or director is successful on the merits or otherwise in the defense of any of such proceedings, the FBCA provides that the corporation is required to indemnify such officer or director against expenses actually and reasonably incurred in connection therewith. However, the FBCA further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the FBCA or the corporation’s articles of incorporation or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

FNB’s articles of incorporation provide that FNB shall indemnify its directors and officers to the fullest extent permitted by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of FNB or otherwise, arising out of their service to FNB or to another organization at FNB’s request, or because of their positions with FNB.

FNB’s articles of incorporation further provide that it may purchase and maintain insurance to protect itself and any of its directors or officers against any liability, cost or expense asserted against or incurred by him or her with respect to such service, whether or not FNB would have the power to indemnify him or her against such liability by law or under the provisions described in the foregoing paragraph.

FNB’s by-laws provide that, to the fullest extent permitted by law, no director shall be personally liable for monetary damages for any action taken or any failure to take any action.

Item 16.	Exhibits.

No.	Description

1.1	Form of Underwriting Agreement relating to Common Stock*

1.2	Form of Underwriting Agreement relating to Preferred Stock*

1.3	Form of Underwriting Agreement relating to Debt Securities*

4.5	Form of Senior Debt Indenture (filed herewith)

4.6	Form of Senior Debt Security*

4.7	Form of Subordinated Debt Indenture (filed herewith)

4.8	Form of Subordinated Debt Security*

4.9	Form of Preferred Stock Certificate of Designation*

4.10	Specimen Certificate for Shares of Preferred Stock*

4.11	Form of Deposit Agreement*

4.12	Form of Depositary Receipt (to be included in Exhibit 4.11)*

4.13	Form of Warrant Agreement*

4.14	Form of Warrant (to be included in Exhibit 4.13)*

4.15	Form of Stock Purchase Contract*

4.16	Form of Unit Agreement*

5.1	Opinion of Reed Smith LLP (filed herewith)

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (filed herewith)

25.1	Statement of Eligibility and Qualification on Form T-1 of Trustee to Act as Trustee under the Senior Indenture**

25.1	Statement of Eligibility and Qualification on Form T-1 of Trustee Act as Trustee under the Subordinated Indenture**

*	To be filed by amendment or pursuant to a Current Report on Form 8-K.
**	To be filed pursuant to the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) Each prospectus filed by us pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) Any other communication that is an offer in the offering made by us to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described in Item 15 above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on May 15, 2012.

F.N.B. CORPORATION

By:	/s/ Vincent J. Delie, Jr.
Vincent J. Delie, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr.	President, Chief Executive Officer and a Director (principal executive officer)	May 15, 2012

/s/ Vincent J. Calabrese, Jr. Vincent J. Calabrese, Jr.	Chief Financial Officer (principal financial officer)	May 15, 2012

/s/ Timothy G. Rubritz Timothy G. Rubritz	Corporate Controller and Senior Vice President (principal accounting officer)	May 15, 2012

* William B. Campbell	Director	May 15, 2012

* Philip E. Gingerich	Director	May 15, 2012

* Stephen J. Gurgovits	Chairman of the Board of Directors	May 15, 2012

Dawne S. Hickton	Director

* David J. Malone	Director	May 15, 2012

* D. Stephen Martz	Director	May 15, 2012

* Robert J. McCarthy, Jr.	Director	May 15, 2012

Harry F. Radcliffe	Director

Signature	Title	Date

* Arthur J. Rooney, II	Director	May 15, 2012

* John W. Rose	Director	May 15, 2012

* Stanton R. Sheetz	Director	May 15, 2012

* William J. Strimbu	Director	May 15, 2012

* Earl K. Wahl, Jr.	Director	May 15, 2012

* By:	/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr. Attorney-in-Fact

INDEX TO EXHIBITS

No.	Description

1.1	Form of Underwriting Agreement relating to Common Stock*

1.2	Form of Underwriting Agreement relating to Preferred Stock*

1.3	Form of Underwriting Agreement relating to Debt Securities*

4.5	Form of Senior Debt Indenture (filed herewith)

4.6	Form of Senior Debt Security*

4.7	Form of Subordinated Debt Indenture (filed herewith)

4.8	Form of Subordinated Debt Security*

4.9	Form of Preferred Stock Certificate of Designation*

4.10	Specimen Certificate for Shares of Preferred Stock*

4.11	Form of Deposit Agreement*

4.12	Form of Depositary Receipt (to be included in Exhibit 4.11)*

4.13	Form of Warrant Agreement*

4.14	Form of Warrant (to be included in Exhibit 4.13)*

4.15	Form of Stock Purchase Contract*

4.16	Form of Unit Agreement*

5.1	Opinion of Reed Smith LLP (filed herewith)

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (filed herewith)

25.1	Statement of Eligibility and Qualification on Form T-1 of Trustee to Act as Trustee under the Senior Indenture**

25.1	Statement of Eligibility and Qualification on Form T-1 of Trustee Act as Trustee under the Subordinated Indenture**

*	To be filed by amendment or pursuant to a Current Report on Form 8-K.
**	To be filed pursuant to the Trust Indenture Act of 1939, as amended.